                                                                    EXHIBIT 11-A

                       COMPUTATION OF PRO FORMA COMBINED

                           EARNINGS (LOSS) PER SHARE

              BASIC PRO FORMA COMBINED EARNINGS (LOSS) PER SHARE:

                                                                             POOLING
                                                 ----------------------------------------------------------------
                                                         JUNE 30,                       DECEMBER 31,
                                                 ------------------------  --------------------------------------
                                                    1998         1997          1997         1996         1995
                                                 -----------  -----------  ------------  -----------  -----------
CHRYLSER
Weighted average common shares outstanding.....        646.2        688.3         675.5        730.3        748.4
Shares offered in offering.....................         30.0         24.7          24.7           --           --
Stock options, net.............................         10.4          6.7           6.8          7.4          7.1
Conversion of preferred stock..................          0.7          1.7           1.3          4.4         34.7
Conversion of other contingently issuable
  shares.......................................          2.3          1.6           1.7          1.7          1.5
                                                 -----------  -----------  ------------  -----------  -----------
                                                       689.6        723.0         710.0        743.8        791.7
Conversion ratio...............................       0.6235       0.6235        0.6235       0.6235       0.6235
                                                 -----------  -----------  ------------  -----------  -----------
Pro forma weighted average common shares
  outstanding..................................        430.0        450.8         442.7        463.8        493.6
                                                 -----------  -----------  ------------  -----------  -----------
DAIMLER-BENZ
Weighted average Ordinary Shares/ADS
  outstanding..................................        517.7        515.4         515.7        513.9        513.0
Ordinary share rights adjustment factor........        1.019        1.019         1.019        1.019        1.019
                                                 -----------  -----------  ------------  -----------  -----------
Pro forma weighted average Ordinary Shares/ADS
  outstanding..................................        527.5        525.2         525.5        523.7        522.7
Conversion ratio...............................        1.005        1.005         1.005        1.005        1.005
                                                 -----------  -----------  ------------  -----------  -----------
                                                       530.1        527.8         528.1        526.3        525.4
                                                 -----------  -----------  ------------  -----------  -----------
Basic pro forma combined weighted average
  shares outstanding...........................        960.1        978.6         970.8        990.1      1,019.0
                                                 -----------  -----------  ------------  -----------  -----------
Pro forma combined net earnings (loss).........      DM5,721      DM3,542      DM12,906      DM8,359     DM(2,689)
                                                 -----------  -----------  ------------  -----------  -----------
                                                 -----------  -----------  ------------  -----------  -----------
Basic pro forma combined earnings (loss) per
  share........................................       DM5.96       DM3.62       DM13.29       DM8.44      DM(2.64)
                                                 -----------  -----------  ------------  -----------  -----------
                                                 -----------  -----------  ------------  -----------  -----------

                       COMPUTATION OF PRO FORMA COMBINED

                           EARNINGS (LOSS) PER SHARE

        BASIC PRO FORMA COMBINED EARNINGS (LOSS) PER SHARE: (CONTINUED)

                                                                             POOLING
                                                 ----------------------------------------------------------------
                                                         JUNE 30,                       DECEMBER 31,
                                                 ------------------------  --------------------------------------
                                                    1998         1997          1997         1996         1995
                                                 -----------  -----------  ------------  -----------  -----------
Diluted pro forma combined earnings (loss) per
  share:
Chrysler pro forma weighted average shares
  outstanding..................................        430.0        450.8         442.7        463.8        493.6
                                                 -----------  -----------  ------------  -----------  -----------
Daimler-Benz weighted average Ordinary
  shares/ADS outstanding.......................        517.7        515.4         515.7        513.9        513.0
Dilutive conertible bonds and notes............         24.4          8.6          12.5          4.0           --
                                                 -----------  -----------  ------------  -----------  -----------
                                                       542.1        524.0         538.2        517.9        522.7
Ordinary Share rights adjustment factor........        1.019        1.019         1.019        1.019        1.019
                                                 -----------  -----------  ------------  -----------  -----------
                                                       552.4        534.0         538.2        527.7        522.7
Conversion ratio...............................        1,005        1,005         1,005        1,005        1,005
                                                 -----------  -----------  ------------  -----------  -----------
                                                       555.2        536.7         540.9        530.4        525.4
Diluted pro forma combined weighted average
  shares outstanding...........................        985.2        987.5         983.6        994.2      1,019.0
                                                 -----------  -----------  ------------  -----------  -----------
Pro forma combined net earnings (loss).........      DM5,721      DM3,542      DM12,906      DM8,359     DM(2,689)
Interest expense on convertible bonds and
  notes........................................           24           14            38            7           --
                                                 -----------  -----------  ------------  -----------  -----------
                                                     DM5,745      DM3,556      DM12,944      DM8,366     DM(2,689)
                                                 -----------  -----------  ------------  -----------  -----------
                                                 -----------  -----------  ------------  -----------  -----------
Diluted pro forma combined earnings (loss) per
  share........................................       DM5.83       DM3.60       DM13.16       DM8.41      DM(2.64)
                                                 -----------  -----------  ------------  -----------  -----------
                                                 -----------  -----------  ------------  -----------  -----------